UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Aptevo Therapeutics Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

APTEVO THERAPEUTICS INC.

2401 4th Avenue, Suite 1050

Seattle, Washington 98121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 2, 2023

Dear Aptevo Stockholder:

You are cordially invited to virtually attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Aptevo Therapeutics Inc., a Delaware corporation (the “Company”). The meeting is expected to be held on June 2, 2023 at 10 a.m. Pacific Time. To facilitate stockholder participation and save costs, the Annual Meeting will be held in a virtual meeting format only at www.virtualshareholdermeeting.com/APVO2023. The meeting will be held for the following purposes:

1. To elect two nominees to serve on the Company’s Board of Directors to hold office until the 2026 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

2. To ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

3. To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers in 2022, as disclosed in the proxy statement.

4. To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this Notice (the “Proxy Statement”).

The record date for the Annual Meeting is April 5, 2023. Only stockholders of record at the close of business on that date may vote on the proposals being presented at the Annual Meeting or any adjournment, postponement, rescheduling, or continuation thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held Virtually on June 2, 2023 at 10 a.m. Pacific Time at www.virtualshareholdermeeting.com/APVO2023.

The Proxy Statement and Annual Report to stockholders

are available at www.proxyvote.com.

By Order of the Board of Directors

/s/ SoYoung Kwon

SVP, General Counsel, Business Development and Corporate Affairs

Seattle, WA

April 18, 2023

You are cordially invited to virtually attend the meeting. Whether or not you expect to virtually attend the meeting, please complete, date, sign and return a proxy card (if you received one), or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote if you virtually attend the meeting.

APTEVO THERAPEUTICS INC.

2401 4th Avenue, Suite 1050

Seattle, Washington 98121

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 2, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Aptevo Therapeutics Inc. (sometimes referred to as the “Company,” “Aptevo,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 18, 2023 to all stockholders of record entitled to vote on the proposals being presented at the Annual Meeting.

How do I attend the Annual Meeting?

In order to facilitate stockholder participation and save costs, the meeting will be held virtually on June 2, 2023 at 10 a.m. Pacific Time. There will not be a physical meeting. We have worked to offer the same participation opportunities as if you attended the Annual Meeting in person and hope the online format will allow more stockholders to participate by removing any barriers caused by travel requirements. You may attend the Annual Meeting online, including voting and submitting questions, at www.virtualshareholdermeeting.com/APVO2023 by entering the 16-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials). We encourage you to access the Annual Meeting before it begins. Online check-in will begin at 9:30 a.m. Pacific Time on the date of the Annual Meeting.

Our virtual meeting provider, Broadridge, facilitates stockholders’ opportunity to ask questions before and during the meeting. The Annual Meeting site will provide stockholders with information regarding (i) time guidelines for their questions, rules around what types of questions are allowed, and rules for how questions and comments will be recognized and disclosed to meeting participants; and (ii) procedures for posting appropriate questions received during the meeting and our answers on our website as soon as is practical after the meeting. Once you are logged into the Annual Meeting, you will be able to submit your questions directly to the Company. Our virtual meeting will be governed by our rules of conduct and procedures will be posted at www.virtualshareholdermeeting.com/APVO2023 in advance of the Annual Meeting.

You may obtain instructions for how to access the Annual Meeting online at www.virtualshareholdermeeting.com/APVO2023. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time or need support in addressing technical and logistical issues related to accessing the virtual meeting platform, a technical assistance phone number will be made available on the virtual meeting registration page at www.virtualshareholdermeeting.com/APVO2023, 30 minutes prior to the start of the meeting

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 5, 2023 (the “Record Date”) will be entitled to vote on the proposals being presented at the Annual Meeting. On the Record Date, there were 7,239,471 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 5, 2023 your shares were registered directly in your name with the Company’s transfer agent, Broadridge Financial Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote by virtually attending the Annual Meeting and voting during the Annual Meeting or vote over the telephone or the internet or by proxy card. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee

If on April 5, 2023 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, other similar organization, or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting on the proposals being presented at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to virtually attend the Annual Meeting.

What am I voting on?

There are three matters scheduled for a vote:

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Proposal 1: Election of two director nominees to serve on the Board until the 2026 annual meeting of stockholders (the “Director Election Proposal”);
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Proposal 2: Ratification of the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (the “Auditor Ratification Proposal”); and
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Proposal 3: To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers in 2022, as disclosed in the proxy statement (the “Say-on-Pay Proposal”).

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy card to vote on those matters in accordance with their best judgment, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

How do I vote?

For the Director Election Proposal, you may either vote “For” each of the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the Auditor Ratification Proposal, you may vote “For” or “Against” or abstain from voting. For the Say-on-Pay Proposal, you may vote “For” or “Against” or abstain from voting.

The Board recommends that you vote:

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“For” the election of each of the director nominees named in the Director Election Proposal;
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“For” the Auditor Ratification Proposal; and
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“FOR” the Say-on-Pay Proposal.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by virtually attending the Annual Meeting and voting during the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still virtually attend the Annual Meeting and vote during the Annual Meeting even if you have already voted by proxy.

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To vote using the proxy card (if one was provided), simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
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To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number included on your Notice. Your telephone vote must be received by 11:59 p.m. EDT on June 1, 2023 to be counted.
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To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from your Notice. Your internet vote must be received by 11:59 p.m. EDT on June 1, 2023 to be counted.
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If you virtually attend the Annual Meeting, you can also vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/APVO2023 and entering the 16-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials).

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received voting instructions from that organization rather than from us. Simply follow the instructions in the voting instruction form to ensure that your vote is counted. To vote online at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form well in advance of the meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 5, 2023.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, or by telephone, through the internet, or by virtually attending the Annual Meeting and voting during the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is a “routine” matter. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. Proposal 2 is considered to be a “routine” matter under New York Stock Exchange rules and thus if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2. Proposals 1 and 3 are considered to be “non-routine” under New York Stock Exchange rules such that your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

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“For” the election of each of the director nominees named in the Director Election Proposal;
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“For” the Auditor Ratification Proposal; and
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“For” the Say-on-Pay Proposal.

If any other matter is properly presented at the Annual Meeting and any adjournments or postponements thereof, your proxyholder (one of the individuals named on the enclosed proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. The entire cost of soliciting proxies on behalf of the Board will be borne by the Company.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different brokerage accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted. Remember, you may vote by telephone, Internet or by signing, dating and returning a proxy card, or by voting at the Annual Meeting.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

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You may submit a properly completed proxy card with a later date.
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You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to Aptevo’s Corporate Secretary at 2401 4th Avenue, Suite 1050, Seattle, Washington 98121.
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You may virtually attend the Annual Meeting and vote online during the Annual Meeting. Simply virtually attending the Annual Meeting will not, by itself, revoke your proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Pursuant to Rule 14a-8 of the Exchange Act, to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 20, 2023, to Aptevo’s Corporate Secretary at 2401 4th Avenue, Suite 1050, Seattle, Washington 98121. We also encourage you to submit any such proposals via email to the Corporate Secretary at LegalAffairs@apvo.com. Such a proposal must satisfy the rules and regulations of the Securities and Exchange Commission (the “SEC”). In order to avoid controversy, stockholders should submit proposals by means (including electronic) that permit them to prove the date of delivery. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 3, 2024.

In addition, our Amended and Restated Bylaws require that we be given advance written notice for nominations for election to our Board and of other business that stockholders wish to present for consideration at an annual meeting of stockholders (other than those proposals of business intended to be included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act). The Amended and Restated Bylaws require that a stockholder who intends to present a proposal at an annual meeting of stockholders submit the proposal to the Corporate Secretary not less than 90 and no more than 120 days before the first anniversary of the date of the previous year’s annual meeting. Therefore, to be eligible for consideration at the 2024 Annual Meeting of Stockholders, such a proposal and any nominations for director must be received by the Corporate Secretary between February 3, 2024 and March 4, 2024; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. This advance notice period is intended to allow stockholders an opportunity to consider all business and nominees expected to be considered at the meeting. Any proposals received after the applicable deadline may be considered untimely and may be excluded.

If a stockholder who wishes to present a proposal before the 2024 Annual Meeting outside of Rule 14a-8 of the Exchange Act fails to notify us by the required date, the proxies that our Board solicits for the 2024 Annual Meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC proxy rules, including Rule 14a-4(c) of the Exchange Act.

What are “broker non-votes”?

If you are a beneficial owner whose shares of record are held by a broker, you may instruct your broker how to vote your shares. If you do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the New York Stock Exchange, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to New York Stock Exchange rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under New York Stock Exchange rules but not with respect to “non-routine” matters. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE rules.

A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal.

Proposal 2 (the Auditor Ratification Proposal) is a “routine” matter. Because Proposal 2 is deemed a routine matter, a nominee holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner.

Proposal 1 (the Director Election Proposal) and Proposal 3 (the Say-on-Pay Proposal) are “non-routine” matters, and banks and brokerage firms cannot vote your shares on such proposals if you have not given voting instructions.

How many votes are needed to approve each proposal?

For the Director Election Proposal, the two director nominees receiving the most “For” votes from the holders of shares present at the meeting or represented by proxy and entitled to vote on the election of directors will be elected. Votes “Withheld” will have no effect on the Director Election Proposal. Broker non-votes will also have no effect.

To be approved, the Auditor Ratification Proposal must receive “For” votes from a majority of the votes cast by the holders of all of the shares of common stock present or represented by proxy at the meeting and voting on such proposal. Abstentions and broker non-votes will have no effect on this proposal.

To be approved, the Say-on-Pay Proposal must receive “For” votes from a majority of the votes cast by the holders of all of the shares of common stock present or represented by proxy at the meeting and voting on such proposal. Abstentions and broker non-votes will have no effect on this proposal.

What is the quorum requirement and how will votes be counted?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least one-third of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 7,239,471 shares outstanding and entitled to vote. Thus, the holders of 2,413,157 shares must be present or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote by virtually attending the Annual Meeting and voting during the Annual Meeting. Withheld votes, abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote may adjourn or postpone the Annual Meeting to another date.

An inspector of elections appointed for the meeting will determine whether a quorum is present and will tabulate votes cast by proxy or at the meeting. If a quorum is not present, we expect to adjourn or postpone the Annual Meeting until we obtain a quorum.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8 K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

What proxy materials are available on the internet?

The Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at www.proxyvote.com.

Proposal 1

Election Of Directors

Aptevo’s Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term.

The Board presently has six members. There are two directors in the class whose term of office expires in 2023. Each of the nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these director nominees would serve until the 2026 annual meeting of stockholders and until the director’s successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Although we do not have a formal policy regarding director attendance at annual meetings, it is the Company’s practice that directors and director nominees named in Aptevo’s proxy statement attend our annual stockholder meetings. All but one of our directors attended our 2022 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected.

The enclosed proxy card will not be voted for more than two candidates or for anyone other than the Board’s nominees or designated substitutes. Unless otherwise instructed, the persons named in the enclosed proxy will vote to elect each of Zsolt Harsanyi, Ph.D. and Barbara Lopez Kunz to the Board, unless, by marking the appropriate space on the proxy card, the stockholder instructs that he, she, they or it withholds authority from the proxy holder to vote with respect to a specified candidate(s).

The following is a brief biography of each director nominee and each director whose term will continue after the Annual Meeting.

Name	Age	Principal Occupation
Marvin L. White	61	President and Chief Executive Officer of Aptevo
Daniel J. Abdun-Nabi	68	Former President and Chief Executive Officer of Emergent BioSolutions Inc. (“Emergent”)
Grady Grant, III	67	EVP/Partner of Vanigent BioPharm
Zsolt Harsanyi, Ph.D.	79	Former Chief Executive Officer of Exponential Biotherapies Inc.
Barbara Lopez Kunz	65	Former President and Global Chief Executive of the Drug Information Association
John E. Niederhuber, M.D.	84	Former Executive Vice President of the Inova Health System

Nominees for Election for a Three-year Term Expiring at the 2026 Annual Meeting

Zsolt Harsanyi, Ph.D. has served as a member of our Board since August 2016. Dr. Harsanyi has served on the Board of Directors of Emergent since 2004 and as its Chairman since April 1, 2022 and as Chairman of the Board of Directors of N-Gene Research Laboratories, Inc., a privately-held biotechnology company, since 2011. Prior to that, Dr. Harsanyi served as Chief Executive Officer and Chairman of the Board of Directors of Exponential Biotherapies Inc., a private biotechnology company, from 2004 to 2011. Prior to that, Dr. Harsanyi served as President of Porton International Inc., a pharmaceutical and vaccine company, from January 1983 to December 2004. In 1996, Dr. Harsanyi founded Dynport Vaccine Company LLC. Prior to that, he was Vice President of Corporate Finance at E.F. Hutton, Inc. Dr. Harsanyi directed the first assessment of biotechnology for the U.S. Congress’ Office of Technology Assessment, served as a consultant to the President’s Commission for the Study of Ethical Problems in Medicine and Biomedical and Behavioral Research and was on the faculties of Microbiology and Genetics at Cornell Medical

College. Dr. Harsanyi received his bachelor degree from Amherst College and his Ph.D. in genetics from Albert Einstein College of Medicine. The Board believes Dr. Harsanyi is qualified to serve on Aptevo’s Board because of his industry experience, his senior executive and financial positions, and his public company audit committee chair experience.

Barbara Lopez Kunz has served as a member of our Board since August 2016. Ms. Kunz retired at the end of March 2023 as the President and Global Chief Executive of the Drug Information Association, a non-profit health care company. Ms. Kunz serves as Vice-Chair of the Board of Directors of Children’s National Health System Research Institute and on the Board of Directors of Caidyo, a clinical research organization. From 2007 to 2013, she worked as President of Health and Life Sciences Global Business at Battelle Memorial Institute, a private nonprofit applied science and technology development company. Prior to that, she worked as Executive VP/GM for Thermo Fisher Scientific Inc.’s Fisher Biosciences from 2003 to 2007 and led the Latin America regional business from 2000 to 2003 at Uniqema, a company acquired by Croda International plc in 2006. Ms. Kunz also worked as Head of Strategy/M&A of DuPont from 1997 to 1998 and was the Global VP for the Enterprise Business Group of Imperial Chemical Industries (now AstraZeneca/Croda) from 1993 to 1997. Ms. Kunz earned bachelor degrees in both biology and chemistry from Thiel College, MBA coursework at Cleveland State University, an MS in polymer science from the University of Akron and is certified in INSEAD’s international executive program. She is also certified as a Board Director by the National Association of Corporate Directors. The Board believes that Ms. Kunz is qualified to serve on Aptevo’s Board because of her leadership experience, her business acumen and knowledge of the healthcare industry.

The Board Of Directors Unanimously Recommends A Vote In Favor Of Each Named Nominee.

Directors Continuing in Office Until the 2024 Annual Meeting

Daniel J. Abdun-Nabi has served as a member of our Board since August 2016. Mr. Abdun-Nabi served as the President and Chief Executive Officer of Emergent from 2012 to 2019 and as a director of Emergent from 2009 to 2019. Prior to that, Mr. Abdun-Nabi served in other various leadership positions at Emergent, including President and Chief Operating Officer from 2007 to 2012, Corporate Secretary from 2004 to 2008, Senior Vice President, Corporate Affairs and General Counsel from 2004 to 2007, and Vice President and General Counsel from May 2004 to December 2004. Before joining Emergent, Mr. Abdun-Nabi was General Counsel for IGEN International, Inc., a biotechnology company, and its successor BioVeris Corporation, from 1999 to 2004, and Senior Vice President, Legal Affairs, General Counsel and Secretary of North American Vaccine, Inc., a publicly traded vaccine company acquired by Baxter International Inc. in 2000. Mr. Abdun-Nabi earned a bachelor degree in political science from the University of Massachusetts Amherst, a J.D. from the University of San Diego School of Law and an LLM from Georgetown University Law Center. The Board believes that Mr. Abdun-Nabi is qualified to serve on Aptevo's Board because of his extensive experience and knowledge of the biotechnology industry and Aptevo products.

Grady Grant, III has served as a member of our Board since August 2016. Mr. Grant is currently serving as EVP/Partner of Vanigent BioPharm, and until April 2022, was Senior Vice President of Evolve BioSystems, a biotechnology company that specializes in providing microbiome-based products to maintain a healthy newborn gut microbiome. Previously, from 2020 to 2021, he was Interim Chief Commercial Officer for New Vision Pharmaceuticals LLC, a contract pharmaceutical development and manufacturing company specializing in blow-fill-seal packaging, from 2018 to 2020, he was the Vice President of Sales for Tissue Tech Limited, a regenerative medicine company, and from 2011 to 2018, he worked as Vice President of Medical Sales for Mead Johnson Nutrition Company, a public company focused on pediatric nutrition. Prior to that, he served for 30 years at Eli Lilly and Company in various capacities, including service as Vice President of Sales Neuroscience from 2006 to 2011. Mr. Grant earned a bachelor degree in pharmaceutical science from Temple University. Mr. Grant is also certified as a Board Director by the National Association of Corporate Directors. The Board believes that Mr. Grant is qualified to serve on Aptevo's Board because of his knowledge of the pharmaceutical industry and marketed products.

Directors Continuing in Office Until the 2025 Annual Meeting

Marvin L. White has served as our President, Chief Executive Officer and as a member of our Board since August 2016. From 2010 to 2016, Mr. White served as a director of Emergent, and in 2020, he rejoined the Emergent Board of Directors. From 2008 to 2014, Mr. White served as the Chief Financial Officer of St. Vincent Health, and was

responsible for finance, materials management, accounting, patient financial services and managed care for all 19 hospitals and 36 joint ventures. Prior to joining St. Vincent Health in 2008, Mr. White was the Chief Financial Officer of Lilly USA, LLC, a subsidiary of Eli Lilly and Company, where he also held leadership positions in treasury and corporate finance and investment banking in the Corporate Strategy Group. He serves on the Board of Directors of OneAmerica Financial Insurance Partners, Inc., a mutual insurance and financial services company based in Indianapolis, Indiana and Delta Dental of Washington, a non-profit company. Prior to taking the role of President and Chief Executive Officer of Aptevo, Mr. White served on the Board of Directors of Washington Prime Group, a New York Stock Exchange-listed real estate investment trust (REIT) that invests in shopping centers, and CoLucid Pharmaceuticals, Inc., a pharmaceutical company that was publicly-traded until its acquisition by Eli Lilly in 2017. Mr. White earned a bachelor of science degree from Wilberforce University in Accounting and his MBA degree in Finance from Indiana University. Mr. White’s tenure as Chief Executive Officer of Aptevo and his director experience at Emergent provides valuable management and leadership experience. In addition, Mr. White provides crucial insight to the Board on company strategic planning and operations. For these reasons, the Board believes Mr. White is qualified to serve on Aptevo’s Board.

John E. Niederhuber, M.D. has served on our Board and as our Chairman (previously Vice Chairman and Lead Independent Director) since August 2016. Dr. Niederhuber is currently an adjunct professor of surgery and oncology at The Johns Hopkins University School of Medicine. Dr. Niederhuber is the former Executive Vice President of the Inova Health System, Founder of the Inova Translational Medicine Institute (“Inova”), and founding President and Chief Executive Officer of the Genomics and Bioinformatics Research Institute, a joint venture between Inova and the University of Virginia. Dr. Niederhuber joined the Inova Health System in 2010 as Executive Vice President of the Health System and Chief Executive Officer of Inova. He officially retired from his position at Inova in 2019. Prior to Inova, he served as the Director of the National Cancer Institute, the National Institutes of Health from 2006 to 2010 and as the Director of the University of Wisconsin Comprehensive Cancer Center and professor of surgery and oncology (member of the McArdle Laboratory) at the University of Wisconsin School of Medicine from 1997 to 2005. He chaired the Department of Surgery at Stanford University School of Medicine from 1991 to 1997 and held professorships at The Johns Hopkins University School of Medicine from 1987 to 1991 and at the University of Michigan from 1973 to 1987. Dr. Niederhuber also previously served on the Board of Directors of Emergent from 2010 to 2016. Dr. Niederhuber earned a bachelor of science from Bethany College and his M.D. from The Ohio State University School of Medicine. He is a member of the National Academy of Medicine. The Board believes that Dr. Niederhuber is qualified to serve on Aptevo's Board because he provides valuable insights to the Board through his experience in the field of oncology, immunology, genomics and in the business of healthcare.

information regarding the board of directors and corporate governance

Corporate Governance Guidelines

The Board adopted Corporate Governance Guidelines to assist with its exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. The Board, with the assistance of the Nominating and Corporate Governance Committee, continuously evaluates the Company’s Corporate Governance Guidelines to ensure such guidelines are effectively serving the interests of the Company’s stockholders and are up-to-date with respect to current corporate governance best practices. Accordingly, in October 2022, the Board amended its Corporate Governance Guidelines to, among other things, specify that with respect to environmental, social and governance (“ESG”) matters, the Nominating and Corporate Governance Committee shall coordinate with the Audit Committee, in the Audit Committee’s primary oversight over the Company’s ESG activities.

Independence of The Board

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s in-house counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independence,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following five directors, representing a majority of the members of the Board, are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Abdun-Nabi, Mr. Grant, Dr. Harsanyi, Ms. Kunz and Dr. Niederhuber. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company. As Mr. White serves as our President and Chief Executive Officer, he is not independent. Additionally, in accordance with our Corporate Governance Guidelines, the Board determined that all members of the Audit, Compensation, and Nominating and Corporate Governance (“Nom/Gov”) committees of the Board are independent. Additionally, information regarding our Board committees and their members is provided below.

83% Board Independence

100% Committee Independence for Audit, Compensation, and Nom/Gov Committees

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Board Skills and Diversity

Our directors bring to our Board a wide variety of skills, qualifications, and viewpoints that strengthen the Board’s ability to carry out its oversight role on behalf of our stockholders. The table below is a summary of the range of skills and experiences that each director brings to the Board, each of which we find to be relevant to our business. Because it is a summary, it does not include all of the skills, experiences, and qualifications that each director offers, and the fact that a particular experience, skill, or qualification is not listed does not mean that a director does not possess it. All of our directors exhibit high integrity, an appreciation for diversity of background and thought, innovative thinking, a proven record of success, and deep knowledge of corporate governance requirements and best practices.

ATTRIBUTES, EXPERTISE & SKILLS	Marvin L. White	Daniel J. Abdun-Nabi	Grady Grant, III	Zsolt Harsanyi, Ph.D.	Barbara Lopez Kunz	John E. Niederhuber, M.D.
Leadership Experience	X	X	X	X	X	X
Strategic Planning and Operations	X	X	X	X	X	X
Corporate Governance Experience	X	X	X	X	X	X
Relevant Industry Experience	X	X	X	X	X	X
ESG and/or Human Capital Management Experience	X	X	X	X	X	X
Risk Management Expertise	X	X	X	X	X	X
Finance Experience	X	X	X	X	X	X
Sales / Marketing Experience			X		X
Legal Expertise		X
Public Company Board Experience	X	X	X	X	X	X
Aptevo Institutional Knowledge	X	X	X	X	X	X

As discussed below, while we do not have a formal policy on diversity, we are committed to comprising our Board with well-rounded individuals possessing a diversity of complementary skills, core-competencies and expertise, including diversity with respect to age, gender, national origin and race, for the optimal functioning of the Board.

Below provides a snapshot of certain characteristics of our current Board.

We believe it is important that our Board of Directors reflects the diversity of employees and the communities that we serve. Diversity is an important part of the process that our Nom/Gov Committee follows when identifying nominees to serve as directors. As required by rules of Nasdaq, we are providing information about the gender and demographic diversity of our directors in the format required by Nasdaq rules. The information in the matrix below is based solely on information provided by our directors about their gender and demographic self-identification.

As permitted by Nasdaq rules, we have also provided supplemental information provided by our directors in a separate table below the Board Diversity Matrix. Nasdaq rules do not require companies to provide supplemental information, and the supplemental information does not affect our compliance with Nasdaq rules.

Board Diversity Matrix as of April 5, 2023
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5
Part II: Demographic Background
African American		2
Alaskan Native
Asian
Black
Hispanic	1
Latino
Native American
Native Hawaiian or Pacific Islander
White		3
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Supplemental Director Background
Directors who are Military Veterans:	1
Directors who are Person with Disability/Disabilities:
Directors who identify as Middle Eastern:	1
Directors who identify as North African:

Board Leadership Structure

Our Corporate Governance Guidelines provide the Board flexibility in determining its leadership structure. The Board has decided to keep separate the positions of chief executive officer and chairman of the Board. The Board believes this separate governance structure is optimal because it enables Mr. White to focus his entire energy on running the Company while affording us the benefits of additional leadership and other contributions from Dr. Niederhuber.

Our Corporate Governance Guidelines provide that in the event that the Chairman of the Board is not an independent director, the Nominating and Corporate Governance Committee may nominate an independent director to serve as lead director, who shall be approved by a majority of the independent directors. The lead director, among other things, would serve as the presiding director at all executive sessions, determine the need for special meetings of the Board, and consult with directors on matters relating to corporate governance and Board performance. Because the Chairman of the Board is currently an independent director, the Board does not have a lead director at this time.

Our Corporate Governance Guidelines also provide that the Board may elect a vice chairman of the Board. The vice chairman, among other things, would assist the Chairman of the Board in performing his or her duties and responsibilities, perform the duties of the Chairman of the Board during his or her absence or disability, and if an independent director, serve as chair of the Nominating and Corporate Governance Committee. We do not currently have a vice chairman of the Board.

Role of the Board in Risk Oversight

Our Board is actively engaged in the oversight of risks Aptevo faces and consideration of the appropriate responses to those risks. The Board is responsible for oversight of Aptevo’s risk management programs and, in performing this function, reviews the long- and short-term internal and external risks facing the Company through its participation in an annual risk assessment survey. On an annual basis, key risks, mitigation activities and potential new or emerging risks are discussed with management and further addressed with our Audit Committee as necessary. The Audit Committee annually discusses with senior management the Company’s cybersecurity risk profile, environmental and social risk and risk management, product risk and risk management, including guidelines and policies to govern the process by which Aptevo’s exposure to risk is handled. The Audit Committee also reviews and comments on an annual risk assessment performed by management. After the Audit Committee performs its review and comment function, it reports any significant findings to the Board. The Compensation Committee strives to create incentives that encourage a reasonable and appropriate level of risk-taking consistent with our business strategy. Our Compensation Committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. The Nominating and Corporate Governance Committee is responsible for reviewing our corporate governance and developing and maintaining corporate governance policies and procedures that are appropriate in light of the risks we face.

Meetings of The Board

Our Corporate Governance Guidelines provide that the directors are responsible for attending Board meetings and meetings of committees on which they serve. The Board met 6 times during 2022. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which she or he served, held during the portion of 2022 for which she or he was a director or committee member.

Information Regarding Committees of the Board

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The duties and responsibilities of each committee is set forth in such committee’s written charter. The charters of the Audit, Compensation, and Nominating and Corporate Governance Committees are available to stockholders on the Company’s website at https://aptevotherapeutics.gcs-web.com/corporate-governance/overview/. The following table provides membership for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance	Executive
Marvin L. White				X
Daniel J. Abdun-Nabi	X	X		X
Grady Grant, III	X	X	X
Zsolt Harsanyi, Ph.D.	X*	X		X*
Barbara Lopez Kunz	X	X*	X
John E. Niederhuber, M.D.		X	X*	X

* Committee Chairperson

Below is a description of each committee of the Board.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of the Audit, Compensation, and Nominating and Corporate Governance Committees meet the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including: (1) appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm; (2) overseeing the work of our independent registered public accounting firm; (3) reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures; (4) monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics; (5) overseeing our internal audit function, if any; (6) assisting the Board in overseeing our compliance with legal and regulatory requirements; (7) periodically discussing our risk management policies, and reviewing and commenting on a periodic risk assessment by management; (8) establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns; (9) meeting independently with our internal auditing staff, independent registered public accounting firm and management; (10) reviewing and approving or ratifying any related party transactions; and (11) preparing audit committee reports required by SEC rules. In addition, the Audit Committee has been delegated by the Board to have primary oversight over the Company’s ESG activities, including disclosures. The Audit Committee shall coordinate with and solicit input from the Compensation Committee and the Nominating and Corporate Governance Committee in formulating the approach to the Company’s ESG activities, including disclosures.

The Audit Committee is composed of four directors: Dr. Harsanyi, Mr. Abdun-Nabi, Mr. Grant, and Ms. Kunz. The Audit Committee met 4 times during 2022.

The Board has also determined that each of the members of the Audit Committee qualify as an “audit committee financial expert,” as defined in the applicable SEC rules.

Compensation Committee

The Compensation Committee of the Board acts on behalf of the Board to review, recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including: (1) annually reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers; (2) determining the compensation of our chief executive officer; (3) reviewing and approving the compensation of our other named executive officers; (4) overseeing the evaluation of our senior executives; (5) overseeing and administering our cash and equity incentive plans; and (6) preparing the Compensation Committee report, if required by SEC rules.

To the extent permitted by applicable law and the provisions of a given equity-based plan, and consistent with the requirements of applicable law and such equity-based plan, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such equity-based plan to employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company. The Compensation Committee may also form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances (including (a) a subcommittee consisting of a single member and (b) a subcommittee consisting of at least two members, each of whom qualifies as a “non-employee director,” as such term is defined from time to time in Rule 16b-3 promulgated under the Exchange Act, and the rules and regulations thereunder, and an “outside director,” as such term is defined from time to time in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder).

The Compensation Committee is composed of five directors: Ms. Kunz, Mr. Abdun-Nabi, Mr. Grant, Dr. Harsanyi, and Dr. Niederhuber. The Compensation Committee met 6 times during 2022.

Compensation Committee Processes and Procedures

The Compensation Committee meets as often as it deems necessary in order to perform its responsibilities. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer, the General Counsel, Business Development and Corporate Affairs, and Willis Towers Watson, our independent compensation consultant. The Compensation Committee meets regularly in executive session. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Compensation Committee shall review and approve, or recommend for approval by the Board, the compensation of the Company’s Chief Executive Officer and the Company’s other executive officers, including salary, bonus and incentive compensation levels; deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits and other forms of executive officer compensation. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. Under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties and the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Compensation Committee. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence.

During 2022, the Compensation Committee engaged Willis Towers Watson as a compensation consultant. The Compensation Committee requested that Willis Towers Watson:

•
Evaluate the efficacy of the Company’s existing compensation program in supporting and reinforcing the Company’s long-term strategic goals and executing that strategy;
•
Assist in refining the previously developed peer group of companies and perform analyses of competitive performance and compensation levels for that group; and
•
Assist in evaluating and refining non-employee director compensation.

Willis Towers Watson did not provide any additional services to the Company in 2022 other than as described above. Although our Board and Compensation Committee consider the advice and recommendations of such independent compensation consultants as to our executive and non-employee director compensation program, the Board and Compensation Committee ultimately make their own decisions regarding these matters.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board acts on behalf of the Board to (1) develop and recommend corporate governance guidelines for review, (2) identify individuals qualified to become board members, (3) recommend persons to be nominated for election as directors, (4) oversee the evaluation of the board and (5) provide board education recommendations.

The Nominating and Corporate Governance Committee is composed of three directors: Dr. Niederhuber, Ms. Kunz and Mr. Grant. The Nominating and Corporate Governance Committee met 4 times during 2022.

The Nominating and Corporate Governance Committee exercises general oversight with regard to the Board and identifies individuals qualified to become board members and recommends director nominees for the annual meeting of stockholders. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes identifying qualified individuals consistent with guidelines approved by the Board and recommending to the Board the candidate for election as director.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of director nominees, the Nominating and Corporate Governance Committee considers the candidate’s integrity, character, demonstrated track record, education, experience and time dedication. The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, but believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. Additionally, our Corporate Governance Guidelines state that it is a goal of the Board to strive for diversity in the composition of the membership of the Board. Moreover, the Board will specifically consider a candidate’s gender, nationality, race, ethnicity, and sexual orientation as part of its criteria in considering any such candidate for service on the Board.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

In making such recommendations, the Nominating and Corporate Governance Committee shall consider candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. The Nominating and Corporate Governance Committee reviews and evaluates information available to it regarding candidates recommended by stockholders and applies the same guidelines, and follows substantially the same process in considering them, as it does in considering other candidates. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an Annual Meeting of the Stockholders may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at our principal executive office not earlier than the 120th day prior to such Annual Meeting of the Stockholders and not later than the close of business on the later of (A) the 90th day prior to such Annual Meeting of the Stockholders and (B) the tenth day following the day on which notice of the date of such Annual Meeting of the Stockholders was mailed or made public. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the recommending stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Executive Committee

The purpose of the Executive Committee is to exercise such authority of the Board as may be necessary or appropriate during intervals between Board meetings, which includes, without limiting the generality of the foregoing, managing the business and affairs of the Company on behalf of the Board. The Executive Committee generally has the same authority as the Board and, except as otherwise required by law, may take any and all actions as if such actions were taken by the full Board. The Executive Committee provides the Company with the ability to respond and take action quickly, as may be necessary, with respect to matters that may arise in between routine, scheduled meetings of the Board. Without limiting the foregoing, the Executive Committee enables the Board to act quickly with respect to financing matters, collaboration arrangements, and other partnership opportunities that may require quick or immediate action. The Executive Committee met once in 2022.

The Executive Committee is composed of four directors: Dr. Harsanyi, Mr. Abdun-Nabi, Dr. Niederhuber, and Mr. White. Dr. Harsanyi is the Chairman of the Executive Committee.

Overboarding

The Board recognizes the substantial time commitment required of directors of public company boards. Accordingly, as set forth in our Corporate Governance Guidelines, directors are encouraged to limit the number of other public company boards on which he or she serves to three; however, directors may serve on more than three public company boards upon consent of the Board. Directors are required to advise the Chairman of the Board in advance of accepting an invitation to serve on another public company board.

Board Refreshment

While the Board recognizes the value of onboarding new directors who may offer fresh perspectives, the Board does not believe that it should establish term limits as a means to accomplish this. The Board believes that term limits could result in the loss of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and an institutional memory that benefits the entire membership of the Board as well as management. Pursuant to our Corporate Governance Guidelines and as an alternative to term limits, the Nominating and Corporate Governance Committee is charged with the duty of reviewing each director’s continuation on the Board at least once every three years. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board and allow the Company to conveniently replace directors who are no longer interested or effective.

Director Continuing Education

The Board encourages and expects each director to partake in continuing director education on an ongoing basis to enable him or her to better perform his or her duties and to recognize and deal appropriately with issues that arise. The Company has a policy of paying for all reasonable expenses related to continuing director education.

Stockholder Communications With The Board

Our Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond if and as appropriate. The Chairman, with the assistance of Aptevo’s Corporate Secretary, will be primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as the Chairman considers appropriate.

Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which Aptevo receives repetitive or duplicative communications.

Stockholders and other interested parties who wish to send communications on any topic to the Board, Chairman or Independent Directors as a group should address such communications to the Board, Chairman or Independent Directors, as applicable, c/o Corporate Secretary, Aptevo Therapeutics Inc., 2401 4th Avenue, Suite 1050, Seattle, Washington 98121. The Corporate Secretary will review all such correspondence and forward to the Board, Chairman or Independent Directors a summary and/or copies of any such correspondence that deals with the functions of the Board or its committees or that the Corporate Secretary otherwise determines requires their attention.

Employee, Officer and Director Hedging

Our policy prohibits our directors, officers or employees from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of the Company's equity securities held by such persons.

Code of Ethics

The Company has adopted the Aptevo Therapeutics Inc. Code of Conduct and Business Ethics that applies to all officers, directors and employees. The Code of Conduct and Business Ethics is available on the Company’s website at https://aptevotherapeutics.gcs-web.com/corporate-governance/overview. If the Company makes any substantive amendments to the Code of Conduct and Business Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Environmental, Social, and Corporate Governance and Human Capital Management

Environmental, Social, and Corporate Governance

Our directors and management are focused on environmental, social, and governance matters (“ESG”). We are committed to social responsibility and making ethical business decisions. As we continue to grow, Aptevo remains dedicated to its one simple mission - to enhance the lives of others. We must be unwavering in our commitment to operating with honesty and integrity. This includes protecting the health, safety, and welfare of our employees.

In addition, we are committed to adopting and implementing sound ESG policies and practices across our business. Protecting the environment is important to us and we strive to act sustainably as an organization and to be in compliance with all applicable environmental laws, rules, and regulations.

We operate on the premise that good corporate governance, strong oversight, and rigorous risk management are fundamental to the future success of our business. We believe that our ESG and sustainability policies and practices are well aligned with the long-term best interests of our stockholders and the businesses and communities that we serve.

Human Capital Management

Employees and Office Location

Aptevo employed 45 full-time persons as of December 31, 2022. The team is comprised of a dedicated group of accomplished professionals who bring a broad range of academic achievements combined with significant industry experience. We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel. To this end, we strive to maintain competitive base compensation structures and comprehensive benefits packages, and to engage our employees through ongoing development and training. None of our employees are represented by a labor union or covered by collective bargaining agreements. We believe our relationships with our employees are positive.

Our principal executive offices are located at 2401 4th Avenue, Suite 1050, Seattle, Washington 98121. Our telephone number is (206) 838-0500.

Corporate Values

Leading by our core values unifies Aptevo and enables every employee to be an agent of positive culture. We believe that our success depends on creating an environment that is personally and professionally rewarding and creating opportunities for personal and professional development. These values, which are the foundation of our Company culture, are:

•
Empowerment
o
Act respectfully with all;
o
Deal with each other directly, clearly, and transparently; and
o
Routinely seek feedback and receive it maturely.

•
Ownership
o
Work towards objectives with focus and speed without sacrificing quality;
o
Approach our work like the business owners; and
o
Invest with the best interest of the Company in mind.
•
Professionalism
o
Assume all employees are capable and collegial adults;
o
Leaders enable employees to accept delegation; and
o
Bureaucracy and administrative tasks must be justified.

We consider these values to be an integral part of our corporate goal setting and review process. We believe in empowering our employees and consider them as owners of the business. We treat each other with respect and maintain a high level of professionalism and accountability. Our Board of Directors and executive team continues to monitor and focus on our human capital resources to ensure we live by our core values.

Diversity, Equity, and Inclusion

Diversity, equity, and inclusion (DEI) is of great importance to our culture, day-to-day operations, and future success. Aptevo is an equal opportunity employer, and we are committed to fostering DEI within our work environment and beyond. We believe DEI promotes our business growth, drives innovation in the therapeutic product candidates we develop, and in the way we solve problems. Our efforts are focused on hiring and retaining qualified candidates, and promoting a supportive and inclusive working environment for all of our employees. The Company is resolute on its commitment to the development and fair treatment of all candidates and employees, including equal opportunity hiring and advancement practices and policies, and anti-harassment and anti-retaliation policies. We believe that fostering diversity, equity, and inclusion is a key element to discovering, developing, and bringing transformative therapies to patients. As of December 31, 2022, 60% of our workforce and 50% of our leadership (at the Director level and above) were female. In addition, 40% of our workforce and 36% of our leadership (at the Director level and above) were racially or ethnically diverse. We strive to build a workforce representative of the people we serve and to nurture an inclusive culture where all voices are welcomed, heard, and respected.

Recruiting and Retention

We invest in resources to recruit, develop, and retain the talent needed to achieve our business goals. We believe in supporting our employees to reach their full potential and strive to promote internally. We have been successful in attracting and retaining talented personnel to support our business, though competition for personnel in our industry is intense.

Compensation and Benefits

Our compensation packages are designed to attract and retain talent, drive Company performance and achieve business goals. In setting appropriate compensation levels, we look at the average base pay rate for each position based on market data. We also offer an annual cash incentive program and long-term equity incentive plans designed to assist in attracting, retaining, and motivating employees and promoting the creation of long-term value for stockholders. Further, all employees are eligible for health insurance and other health benefits, paid and unpaid leaves, retirement benefits with Company match, and life and disability coverage/insurance. We have an unlimited paid time off policy that provides employees with considerable flexibility in scheduling time away from work.

Health, Safety and the Changing Workplace Model

Employee safety and well-being is of paramount importance to us and is of continued focus in 2023. The Company adjusted its working environment and operations since the onset of the COVID-19 global pandemic and maintains a hybrid working environment. Our essential employees, which mainly include our research and development team, work onsite, and non-essential employees have the option to work remotely or hybrid in consultation with their managers. We equip our employees working remotely or hybrid with necessary equipment and tools to continue to collaborate and remain productive. This hybrid work environment that combines working onsite and working remotely offers our employees flexibility and better work-life balance, which we believe has helped to drive productivity and employee engagement.

Additionally, we have an Environmental, Health and Safety program that focuses on implementing and updating policies and training programs, as well as performing self-audits to enhance work safety.

Proposal 2

Ratification of Selection of Independent Registered Public Accounting Firm

Moss Adams LLP currently serves as the Company’s independent registered public accounting firm. After consideration of the firm’s qualifications and past performance, the Audit Committee of the Board has selected Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Moss Adams LLP has audited the Company’s financial statements since 2020. Representatives of Moss Adams LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

None of the Company’s Amended and Restated Certificate of Incorporation, Bylaws nor other governing documents or law require stockholder ratification of the selection of Moss Adams LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Moss Adams LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. The Audit Committee, however, will be under no obligation to retain a new or different independent registered public accounting firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

The following table summarizes the fees of Moss Adams LLP, our Independent Registered Public Accounting Firm, billed to us for their audit and other services for the years ended December 31, 2021 and 2022. The audit fees include an estimate of amounts not yet billed.

For the years ended December 31, 2021 and 2022, fees paid or accrued to Moss Adams LLP were:

	Year Ended December 31,	Year Ended December 31,
	2022	2021
Audit Fees	$407,000	$281,400
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$407,000	$281,400

Audit Fees. Audit fees consist of fees from our principal auditor for the audit of our consolidated financial statements and other professional services provided in connection with statutory and regulatory filings or engagements and comfort letters.

Pre-Approval Policies and Procedures

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee (or one of its members) of all services performed by the Company’s independent registered public accounting firm and related fee arrangements. In the first half of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated, and the related fees, to be rendered by these firms during the year. In accordance with this policy, the Audit Committee or one of its members pre-approved all services to be performed by the Company’s independent registered accounting firm.

The Board Of Directors Unanimously Recommends A Vote In Favor Of Proposal 2.

Equity Compensation Plan Information

The following table sets forth additional information as of December 31, 2022 about shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements. The information includes the number of shares covered by, and the weighted-average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

Plan Category	Number of securities to be issued upon exercise of outstanding options, RSUs, warrants and rights	Weighted-average exercise price of outstanding options, RSUs, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	588,041	$7.80	360,261
Equity compensation plans not approved by security holders	—	$—	—
Total	588,041	$7.80	360,261

Proposal 3

ADVISORY VOTE ON COMPANY’S 2022 EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, the Board is providing stockholders with a non-binding advisory vote on the compensation paid to our named executive officers in 2022, as disclosed in the accompanying compensation tables and the related narrative disclosure in this Proxy Statement, commonly referred to as the “Say-on-Pay” vote. At the 2022 Annual Meeting, stockholders voted to indicate their preference that the Company solicit a Say-on-Pay vote every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, the Company is again asking the shareholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

The Say-on-Pay vote is advisory; therefore, the result will not be binding on the Company, the Board, or the Compensation Committee and it will not affect, limit, or augment any existing compensation or awards. The Board and the Compensation Committee, however, value the opinions of our stockholders and will review and consider the voting results when making future compensation decisions for our named executive officers.

You should read the compensation tables and the related narrative disclosure in determining whether to approve this proposal.

The Board submits the following resolution for a stockholder vote at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the executive compensation tables and the related narrative discussion, is hereby APPROVED.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers in 2022 as disclosed in this Proxy Statement.

Report of the Audit Committee of the Board

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Grady Grant, III

Zsolt Harsanyi, Ph.D.

Daniel J. Abdun-Nabi

Barbara Lopez Kunz

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Security Ownership Of
Certain Beneficial Owners And Management

The following table sets forth certain information regarding the ownership of the Company’s common stock as of April 5, 2023 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. Unless otherwise indicated, the address of the individuals and entities below is c/o Aptevo Therapeutics Inc., 2401 4th Avenue, Suite 1050, Seattle, Washington 98121.

	Beneficial Ownership(1)
	Number of Shares	Percent of Total
Marvin L. White (Officer & Director) (2)	135,128	1.9%
Jeffrey G. Lamothe (Officer) (3)	56,177	*
SoYoung Kwon (Officer) (4)	22,000	*
Daniel J. Abdun-Nabi (Director) (5)	12,212	*
John E. Niederhuber, M.D. (Director) (6)	9,555	*
Zsolt Harsanyi, Ph.D. (Director) (7)	12,348	*
Grady Grant, III (Director) (8)	8,753	*
Barbara Lopez Kunz (Director) (9)	8,753	*
All executive officers and directors as a group (9 persons) (10)	281,463	3.7%

* Less than one percent.

(1)
This table is based upon information supplied by officers and directors. The Company does not have principal stockholders who own 5% or more of our outstanding common stock based on Schedules 13D, 13G, and 13-F. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 7,239,471 shares outstanding on April 5, 2023, adjusted as required by rules promulgated by the SEC. Each person is deemed to be the beneficial owner of shares which may be acquired within sixty days of April 5, 2023 through the exercise of options, warrants, and other rights, if any.
(2)
Includes 94,991 shares of common stock issuable upon the exercise of options that are exercisable and vesting RSUs on or within 60 days of April 5, 2023.
(3)
Includes 43,485 shares of common stock issuable upon the exercise of options that are exercisable and vesting RSUs on or within 60 days of April 5, 2023.
(4)
Includes 16,501 shares of common stock issuable upon the exercise of options that are exercisable and vesting RSUs on or within 60 days of April 5, 2023.
(5)
Includes 7,741 shares of common stock issuable upon the exercise of options that are exercisable and vesting RSUs on or within 60 days of April 5, 2023.
(6)
Includes 7,741 shares of common stock issuable upon the exercise of options that are exercisable and vesting RSUs on or within 60 days of April 5, 2023.
(7)
Includes 7,741 shares of common stock issuable upon the exercise of options that are exercisable and vesting RSUs on or within 60 days of April 5, 2023.
(8)
Includes 7,741 shares of common stock issuable upon the exercise of options that are exercisable and vesting RSUs on or within 60 days of April 5, 2023.
(9)
Includes 7,741 shares of common stock issuable upon the exercise of options that are exercisable and vesting RSUs on or within 60 days of April 5, 2023.
(10)
Includes 204,796 shares of common stock issuable upon the exercise of options that are exercisable and vesting RSUs on or within 60 days of April 5, 2023.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of such reports filed on EDGAR and the written representations of reporting persons, we believe that for fiscal 2022, all required reports were filed on a timely basis under Section 16(a), except for Dr. Niederhuber who had a Form 4 relating to the purchase of shares on June 14, 2019 that was filed late on June 3, 2022.

Executive Officers

Set forth below is information regarding the positions, ages and business experience of each of our executive officers as of April 5, 2023. Biographical information with regard to Mr. White is presented under “Proposal 1—Election of Directors” in this Proxy Statement.

Name	Age	Position(s)
Marvin L. White	61	Chief Executive Officer and President
Jeffrey G. Lamothe	57	Executive Vice President and Chief Operating Officer
Daphne Taylor	57	Senior Vice President, Chief Financial Officer
SoYoung Kwon	55	Senior Vice President, General Counsel, Business Development and Corporate Affairs

Jeffrey G. Lamothe has served as our Executive Vice President and Chief Operating Officer since March 2023, previously Executive Vice President and Chief Financial Officer since February 2022 and Senior Vice President and Chief Financial Officer since July 2016. He previously served as Emergent’s Vice President Finance, Biosciences Division. Mr. Lamothe assumed this role in February 2014 when Emergent concluded the acquisition of Cangene Corporation (“Cangene”), where he was Chief Financial Officer. Mr. Lamothe assumed the role of Chief Financial Officer of Cangene in August 2012. Prior to that, Mr. Lamothe was the Chief Financial Officer for Smith Carter Architects and Engineers Incorporated, a position which he held from January 2010 until July 2012. He also previously served as President and Chief Executive Officer of Kitchen Craft Cabinetry after occupying the position of VP Finance and Chief Financial Officer with that organization. Mr. Lamothe’s other past experience includes serving as Chief Financial Officer for Motor Coach Industries and he has held various roles at James Richardson & Sons, Limited and Ernst & Young LLP. Mr. Lamothe earned his Bachelor of Commerce (honors) degree from the University of Manitoba and is a Chartered Accountant/CPA.

Daphne Taylor has served as our Senior Vice President, Chief Financial Officer since March 2023 and previously served as Aptevo’s Senior Vice President of Finance where she held responsibility for all strategic planning and budgeting, treasury activities, internal and external reporting, and financial compliance. Prior to Aptevo, Daphne’s career includes 25 years of financial experience in the life sciences and technology industries. Prior to joining Aptevo, Ms. Taylor served as Chief Financial Officer at BioLife Solutions. She also served as VP, Chief Accounting Officer, and Controller at Cardiac Science Corporation and in multiple other roles, including Controller at LookSmart, SpeedTrak, CoreMark International and Pacific Telesis. Ms. Taylor began her career at Coopers & Lybrand in San Francisco. She is active in her community and serves on the Finance Committee of the Northshore Schools Foundation. Ms. Taylor holds a B.A. from Sonoma State University and is a Licensed CPA in Washington and California.

SoYoung Kwon has served as our Senior Vice President, General Counsel, Business Development and Corporate Affairs since March 2023, and Senior Vice President, General Counsel, Corporate Affairs and Human Resources since May 2021. She previously served as the Global SVP, General Counsel and Corporate Secretary at AGC Biologics, a contract development and manufacturing organization with facilities in the US, Europe and Asia. Ms. Kwon assumed this role after CMC Biologics, where she was VP, General Counsel and Corporate Secretary since September 2015, was acquired by AGC Inc. in December 2016. Prior to that,  Ms. Kwon was the VP, General Counsel and Corporate Secretary at Onvia, Inc. from 2008 to 2015. Ms. Kwon’s other past experience includes serving as Senior Counsel at Safeco Corporation and a Corporate Associate at Graham & Dunn PC. Ms. Kwon earned her Bachelor of Arts from the University of Washington and her Juris Doctorate from Willamette University College of Law.

Executive Compensation

Summary Compensation Table

The following table shows for 2021 and 2022 compensation awarded to or paid to, or earned by, the Company’s Chief Executive Officer and its two other most highly compensated executive officers as of December 31, 2022 (the “named executive officers”).

Name and Principal Position	Year	Salary	Bonus(1)	Equity Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Marvin L. White	2022	$565,123	$-	$278,307	$318,588	$9,150	$1,171,168
Chief Executive Officer and President	2021	$565,123	$-	$1,926,250	$296,831	$8,700	$2,796,904

Jeffrey G. Lamothe (5)	2022	$459,693	$-	$252,631	$222,526	$9,150	$944,000
Executive Vice President and Chief Operating Officer	2021	$419,737	$-	$737,000	$162,120	$8,700	$1,327,557

SoYoung Kwon(6)	2022	$404,732	$-	$187,483	$174,151	$9,150	$775,516
Senior Vice President, General Counsel, Business Development and Corporate Affairs	2021	$220,577	$75,000	$575,300	$87,676	$-	$958,553

(1)
Represents a sign-on bonus paid to Ms. Kwon upon joining the Company in 2021.
(2)
The amounts in the “Equity Awards” column reflect grant date fair values determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for equity awards granted to the NEO during the applicable year. The assumptions we use in calculating these amounts are discussed in Note 1 of the notes to our consolidated financial statements for the year ended December 31, 2022 included in our Annual Report on Form 10-K.
(3)
Amounts represent annual bonuses, the payout of which is based on the attainment of corporate and individual performance goals as determined by the Compensation Committee. Additional detail is included below under “Base Salaries and Target Bonuses.”
(4)
Amounts represent 401(k) matching contributions.
(5)
Mr. Lamothe was appointed Executive Vice President and Chief Operating Officer on March 3, 2023.
(6)
Ms. Kwon was appointed Senior Vice President, General Counsel, Business Development and Corporate Affairs on March 3, 2023. Ms. Kwon joined the Company on May 24, 2021. Her bonus for 2021 was prorated.

Agreements with Named Executive Officers

The Company does not have any employment contracts with its named executive officers; however, the Company does have an Amended and Restated Senior Management Severance Plan (the “Severance Plan”) in which each of our named executive officers participates. For more information regarding the Severance Plan, see the section entitled “Severance and Change in Control.”

Base Salaries and Target Bonuses

The Compensation Committee (the “Committee”) approved annual base salaries and target bonuses for 2022. Annual target bonuses are calculated as a percentage of the named executive officer’s base salary and payout of the annual target bonuses is based on the achievement of pre-established corporate performance goals as determined by the Committee, as well as individual performance and other factors deemed relevant by the Committee. 90% of our Chief Executive Officer’s bonus payout is based on corporate performance with 10% based on individual performance whereas 70% of our other named executive officers’ bonus payout is based on corporate performance with 30% based on individual performance. For 2022, the Committee established corporate performance goals that were challenging, but attainable. They included goals related to Aptevo’s business, such as clinical trial enrollment, as well as strategic milestones and financial metrics. The following table sets forth the base salary, target bonus percentages, and target bonus amounts for 2022:

Name and Title	2022 Base Salary	2022 Target Bonus Percentage	2022 Target Bonus
Marvin L. White	$565,123	55%	$310,818
Chief Executive Officer and President
Jeffrey G. Lamothe	$460,001	45%	$207,000
Executive Vice President and Chief Operating Officer
SoYoung Kwon	$405,001	40%	$162,000
Senior Vice President, General Counsel, Business Development and Corporate Affairs

Consistent with historic practice, in the first quarter of 2023, the Committee reviewed the Company’s 2022 performance against the corporate performance goals. After taking into consideration the challenges and management’s response thereto, as well as individual performance, the Committee determined to pay out the annual target bonuses at 100% for the corporate weighting factor of the target bonus for each named executive officer and 125% for the individual performance weighting factor of the target bonus for each named executive officer.

Option and RSU Awards

The Committee approved the following option and RSU grants to our named executive officers in 2022:

Name and Title	RSUs (# of shares)	Options (# of shares)
Marvin L. White
Chief Executive Officer and President	28,750	28,750
Jeffrey G. Lamothe
Executive Vice President and Chief Operating Officer	40,458	16,500
SoYoung Kwon
Senior Vice President, General Counsel, Business Development and Corporate Affairs	29,750	11,000

At the time of the annual grant, there were insufficient shares available for issuance under Aptevo Therapeutics Inc. 2018 Stock Incentive Plan to make the full annual grant of equity awards to the named executive officers that was approved for issuance by the Committee. As such, the equity awards were split into two separate grants with the first half (option awards) granted on March 4, 2022 and the second half (RSU awards) granted on June 7, 2022, with all awards vesting over three years: one-third on March 3, 2023, one-third on March 3, 2024, and the final one-third on March 3, 2025. On August 9, 2022, a special recognition grant of RSU awards were granted to each of Mr. Lamothe and Ms. Kwon and vest over two years: one-half on August 8, 2023 and one-half on August 8, 2024.

Stock Ownership Guidelines

Aptevo’s Board of Directors and Section 16 Officer Stock Ownership and Retention Policy (“Stock Ownership Guidelines”) encourages our executive officers and non-employee directors to own shares of Company stock in order to promote the alignment of our executive officers and directors with the long-term interests of our stockholders and to further promote our commitment to sound corporate governance. The Stock Ownership Guidelines require the Company’s Chief Executive Officer, non-employee directors and other Section 16 officers (“Covered Persons”) to own a target number of qualifying stock of the Company (beneficially owned stock and unvested restricted stock units) by Company grant and through individual purchase within five years of becoming a Covered Person. Our non-employee directors are expected to obtain a target number of qualifying shares of stock that has a value equal to one time the Board annual retainer fees. Our Chief Executive Officer is expected to obtain a target number of qualifying shares of stock that has a value equal to three times the Chief Executive Officer’s base salary. Our other Section 16 officers are expected to obtain a target number of qualifying stock that has a value equal to one time their base salary. Covered Persons must retain 50% of after-tax shares after vesting or exercise until ownership guidelines are met.

Outstanding Equity Awards at December 31, 2022

The following table sets forth information regarding unexercised Aptevo stock options and unvested restricted stock unit awards outstanding as of December 31, 2022 for each of our named executive officers.

	2022 Outstanding Equity Awards at Fiscal Year-End
	Options Awards						Stock Awards
	Number of Securities Underlying
Name	Exercisable		Unexercisable		Option Award Exercise Price	Option Award Expiration Date	Unvested Stock Awards		Market Value Unvested Stock Awards
Marvin L. White	2,707	(1)	—		$8.56	7/27/2030	—		$—
	5,728	(1)	—		$8.56	7/27/2030	—		$—
	13,563	(2)	—		$8.06	11/1/2029	—		$—
	14,438	(3)	7,219	(3)	$6.97	2/18/2030	—		$—
	5,414	(4)	—		$8.56	7/27/2030	—		$—
	14,375	(5)	28,750	(5)	$33.50	1/29/2031	—		$—
	1,273	(1)	—		$8.56	7/27/2030	—		$—
	3,609	(6)	—		$8.56	7/27/2030	—		$—
	2,707	(1)	—		$8.56	7/27/2030	—		$—
	—		28,750	(10)	$5.30	3/4/2032	—		$—
	—		—		$—	—	9,583	(8)	$22,233
	—		—		$—	—	28,750	(11)	$66,700

Jeffrey G. Lamothe	1,204	(1)	—		$8.56	7/27/2030	—		$—
	9,670	(2)	—		$8.06	11/1/2029	—		$—
	6,419	(3)	3,209	(3)	$6.97	2/18/2030	—		$—
	2,407	(4)	—		$8.56	7/27/2030	—		$—
	5,500	(5)	11,000	(5)	$33.50	1/29/2031	—		$—
	1,078	(1)	—		$8.56	7/27/2030	—		$—
	1,251	(1)	—		$8.56	7/27/2030	—		$—
	771	(1)	—		$8.56	7/27/2030	—		$—
	1,605	(6)	—		$8.56	7/27/2030	—		$—
	1,204	(1)	—		$8.56	7/27/2030	—		$—
	—		11,000	(10)	$5.30	3/4/2032	—		$—
	—		5,500	(12)	$4.32	8/9/2032	—		$—
	—		—		$—	—	3,667	(8)	$8,507
	—		—		$—	—	11,000	(11)	$25,520
	—		—		$—	—	5,500	(13)	$12,760
	—		—		$—	—	23,958	(14)	$55,583

SoYoung Kwon	5,500	(7)	11,000	(7)	$26.15	6/1/2031	—		$—
	—		11,000	(10)	$5.30	3/4/2032	—		$—
	—		—		—	—	3,667	(9)	$8,507
	—		—		—	—	11,000	(11)	$25,520
	—		—		—	—	18,750	(14)	$43,500

(1)
The stock option fully vested on July 27, 2021.
(2)
The stock option fully vested on November 1, 2020.
(3)
The stock option was granted on February 18, 2020 and vests over three years: one-third on February 18, 2021, one-third on February 18, 2022, and the final one-third on February 18, 2023.
(4)
This stock option was originally granted on February 28, 2019, repriced and granted as part of the Exchange Program on July 27, 2020, and was fully vested on February 28, 2022.
(5)
The stock option was granted on January 29, 2021 and vests over three years: one-third on January 28, 2022, one-third on January 28, 2023, and the final one-third on January 28, 2024.
(6)
The stock option fully vested on March 9, 2021.
(7)
The stock option was granted on June 1, 2021 and vests over three years: one-third on May 31, 2022, one-third on May 31, 2023, and the final one-third on May 31, 2024.
(8)
The RSU was granted on January 29, 2021 and vests over three years: one-third on January 28, 2022, one-third on January 28, 2023, and the final one-third on January 28, 2024.
(9)
The RSU was granted on June 1, 2021 and vests over three years: one-third on May 31, 2022, one-third on May 31, 2023, and the final one-third on May 31, 2024.
(10)
The stock option was granted on March 4, 2022 and vests over three years: one-third on March 3, 2023, one-third on March 3, 2024, and the final one-third on March 3, 2025.
(11)
The RSU was granted on June 7, 2022 and vests over three years: one-third on March 3, 2023, one-third on March 3, 2024, and the final one-third on March 3, 2025.
(12)
The stock option was granted on August 9, 2022 and vests over three years: one-third on August 8, 2023, one-third on August 8, 2024, and the final one-third on August 8, 2025.

(13)
The RSU was granted on August 9, 2022 and vests over three years: one-third on August 8, 2023, one-third on August 8, 2024, and the final one-third on August 8, 2025.
(14)
The RSU was granted on August 9, 2022 and vests over two years: one-half on August 8, 2023 and one-half on August 8, 2024.

Tax-Qualified Defined Contribution Plan

Aptevo has established a defined contribution savings plan under Section 401(k) of the Internal Revenue Code, as amended. The 401(k) Plan covers all employees, including the named executive officers. Under the 401(k) Plan, employees may make elective salary deferrals. Aptevo currently provides for matching of qualified deferrals up to 50% of 401(k) employee deferral contributions, based on a maximum employee deferral rate of 6% of compensation.

Severance and Change in Control

Pursuant to the Severance Plan, in the event a named executive officer is terminated by the Company without Cause (as defined in the Severance Plan), such named executive officer is entitled to the following:

•
unpaid base salary;
•
accrued but unused paid-time-off through date of termination;
•
reimbursement for any unreimbursed expense incurred by the named executive officer prior to date of termination;
•
employee and fringe benefits and perquisites to which the named executive officer may be entitled to as of the date of termination;
•
an amount equal to the percentage of the named executive officer’s base salary plus target bonus set forth in the table below opposite such named executive officer’s title, to be paid, in equal installments over the period set forth in the table below opposite such named executive officer’s title:

Title	Percentage of Compensation	Period (months)
Chief Executive Officer (Mr. White)	150%	18
Executive Vice President (Mr. Lamothe)	125%	15
Senior Vice President (Ms. Kwon)	75%	9

•
any bonus earned but unpaid as of the date of termination for any previously completed year, to be paid in a lump sum;
•
pro rata target annual bonus in respect of the year of termination, to be paid in a single lump-sum; and
•
continued eligibility for such named executive officer and his/her eligible dependents to receive employee benefits for 18 months in the case of Mr. White, 15 months in the case of Mr. Lamothe and 9 months in the case of Ms. Kwon.

If during the term of the Severance Plan, (i) the named executive officer’s employment is terminated by the Company without Cause, or a named executive officer resigns for Good Reason (as defined in the Severance Plan), in each case within eighteen (18) months following a Change of Control (as defined in the Severance Plan), or (ii) a named executive officer’s employment with the Company is terminated prior to a Change of Control (which subsequently occurs) at the request of a party involved in such Change of Control, or otherwise in connection with or in anticipation of a Change of Control, a named executive officer may be provided a cash lump sum payment within thirty (30) days of termination of employment equal to the sum of:

•
any unpaid base salary;
•
accrued but unused paid-time-off through date of termination;
•
reimbursement of unreimbursed expenses incurred by the named executive officer prior to date of termination;
•
any bonus earned but unpaid as of the date of termination for any previously completed year;
•
pro rata target annual bonus in respect of the year of termination; and
•
an amount equal to the percentage of such named executive officer’s compensation set forth in the table below opposite such named executive officer’s title:

Title	Percentage of Compensation
Chief Executive Officer (Mr. White)	250%
Executive Vice President (Mr. Lamothe)	200%
Senior Vice President (Ms. Kwon)	150%

Additionally, any unvested company stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-unit awards held by such named executive officer that are outstanding on the date of the termination of employment would become fully vested as of such date and the period during which any equity award held by such named executive officer that is outstanding on such date may be exercised would be extended to a date that is the later of the fifteenth day of the third month following the date, or December 31 of the calendar year in which such equity award would otherwise have expired if the exercise period had not been extended but not beyond the final date such equity award could be exercised if the participant employment had not terminated, in each case based on the terms of such equity award at the original grant date. The named executive officer would be entitled to any employee benefits to which he or she may be entitled as of the date of termination of employment under the relevant plans, policies and programs of the Company. The named executive officer and his/her eligible dependents would also be eligible for continued benefits for a period of 30 months in the case of Mr. White, 24 months in the case of Mr. Lamothe and 12 months in case of Ms. Kwon. Additionally, all rights such named executive officer has to indemnification from the Company immediately prior to the Change of Control will be retained for the maximum period permitted by applicable law and any director’s and officer’s liability insurance would continue through the period of any applicable statute of limitations. The Company would also be required to advance the named executive officer all costs and expenses, including all attorneys’ fees, incurred in connection with any legal proceedings relating to his or her termination or the interpretation of the Severance Plan.

If during the term of the Severance Plan, the named executive officer’s employment is terminated with Cause, then the named executive officer would not be entitled to receive any compensation, benefits or rights and any stock options or other equity participation benefits vested on or prior to the date of such termination, would immediately terminate.

The payment of certain amounts provided for by the Severance Plan is subject to: (1) the named executive officer’s continued compliance with the non-solicit and non-competition terms of his or her executed acknowledgment form; (2) the named executive officer’s cooperation with any reasonable request that may be made by the Company (upon reasonable notice and at the Company’s expense) in connection with any investigation, litigation, or other similar activity to which the Company or any affiliate is or may be a party or otherwise involved and for which such named executive officer may have relevant information; and (3) the named executive officer’s execution of a suitable waiver and release under which the named executive officer releases and discharges the Company and its affiliates from and on account of any and all claims that relate to or arise out of the employment relationship between the Company and the named executive officer.

Compensation Recovery Policy

In April 2023, our Compensation Committee adopted a policy for the recovery of certain incentive-based compensation from current and former executive officers in the event of a “material” financial restatement, regardless of whether the executive was at fault, in accordance with rules issued by the SEC and the Nasdaq Stock Market. The policy allows for the recovery of compensation that is erroneously received during the three-year period preceding the date the Company is required to prepare an accounting restatement of previously issued financial statements of the Company due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously-issued financial statements that is material to the previously-issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. There are limited exceptions to recovery of erroneously awarded compensation under the policy and indemnification of executive officers is prohibited. Cash incentives under the Company’s bonus plan would not be considered incentive-based compensation subject to recovery under the policy since such awards are generally earned upon satisfaction of strategic or operational metrics. In addition, the Company's equity awards for executive officers, such as stock options and restricted stock units, would not be subject to recovery under the policy since such awards are not contingent upon the attainment of any financial reporting measures and vesting is contingent solely upon completion of a specific employment period.

Pay versus Performance

The following table shows the total compensation for our principal executive officer and the average compensation for our other named executive officers during the last two fiscal years ended December 31, 2022 and 2021 compared to our net income and total shareholder return for the last two fiscal years.

Year	Summary of Compensation Table Total for Principal Executive Officer (“PEO”) (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for non-PEO Named Executive Officers (“Non-PEO NEOs”) (1)	Average Compensation Actually Paid to non-PEO NEOs (2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”)	Net Income (Loss)
2022	$1,171,168	$786,510	$859,758	$662,672	$6	$8,027,000
2021	$2,796,904	$451,877	$1,179,426	$425,596	$21	$(28,457,000)

(1)
For fiscal 2022, our non-PEO NEOs were Jeffrey G. Lamothe and SoYoung Kwon. For fiscal 2021, our non-PEO NEOs were Jeffrey G. Lamothe, SoYoung Kwon and Jane Gross.
(2)
The 2022 compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs reflects the following adjustments from total compensation reported in the Summary Compensation Table:

	PEO	Average of Non-PEOs
Total compensation reported in the Summary Compensation Table	1,171,168	859,758
Deduct the equity compensation reported in the Summary Compensation Table in column (Stock Awards) and column (Option Awards),	(278,307)	(220,057)
Add year end fair value all awards granted during 2022 that are outstanding and unvested as of the end of the fiscal year;	100,338	97,776
Add change in fair value (from prior year-end) of prior year equity awards that are unvested and outstanding	(156,100)	(56,438)
Add the amount equal to the change as of the vesting date (from the end of the prior year) in fair value of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	(50,589)	(18,367)
Compensation Actually Paid for Fiscal Year 2022	786,510	662,672

The 2021 compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs reflects the following adjustments from total compensation reported in the Summary Compensation Table:

	PEO	Average of Non-PEOs
Total compensation reported in the Summary Compensation Table	2,796,904	1,179,426
Deduct the equity compensation reported in the Summary Compensation Table in column (Stock Awards) and column (Option Awards),	(1,926,250)	(683,100)
Add year end fair value all awards granted during 2021 that are outstanding and unvested as of the end of the fiscal year;	239,488	63,122
Add change in fair value (from prior year-end) of prior year equity awards that are unvested and outstanding	(428,348)	(63,484)
Add the amount equal to the change as of the vesting date (from the end of the prior year) in fair value of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	(229,917)	(70,368)
Compensation Actually Paid for Fiscal Year 2021	451,877	425,596

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Income (Loss)

Since we are not a commercial-stage company, we did not have net income during the periods presented, other than non-recurring net income in 2022 associated with an amendment to a royalty purchase agreement with an entity managed by HealthCare Royalty Management, LLC. Consequently, we have not historically looked to net income (loss) as a performance measure for our executive compensation program. Moreover, as an early-stage pre-commercial company with no revenue, we do not believe there is any meaningful relationship between our net loss and compensation actually paid to our NEOs during the periods presented. In 2021 and 2022, our net income (loss) and the compensation actually paid for both our PEO and non-PEO NEOs increased between 2021 and 2022.

Compensation Actually Paid and Cumulative TSR

The chart below shows the relationship between the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs, on the one hand, to the Company’s cumulative TSR over the two years presented in the table, on the other. We utilize several performance measures to align executive compensation with our performance, but those tend not to be financial performance measures, such as TSR. For example, as described in more detail above, part of the compensation our NEOs are eligible to receive consists of annual performance-based cash bonuses which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals.

All information provided above under the heading “Pay Versus Performance” will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Director Compensation

The following table shows for 2022 certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Fuad El-Hibri (2)	$11,875	$—	$11,875
Daniel J. Abdun-Nabi	$64,167	$15,427	$79,594
Grady Grant, III	$61,876	$15,427	$77,303
Zsolt Harsanyi, Ph.D.	$80,834	$15,427	$96,261
Barbara Lopez Kunz	$72,501	$15,427	$87,928
John E. Niederhuber, M.D.	$86,666	$15,427	$102,093

(1)
Each non-employee director, other than Mr. El-Hibri who retired as Chairman of the Board of the Company effective April 1, 2022, was awarded 3,571 RSUs on August 9, 2022, which vests in full on the first anniversary of the date of grant.
(2)
Mr. El-Hibri retired as Chairman of the Board of the Company effective April 1, 2022.

As of December 31, 2022, each of our non-employee directors held the following outstanding option and RSU awards:

Name	Number of Option Shares Vested as of December 31, 2022	Number of Option Shares Unvested as of December 31, 2022	Number of RSUs Unvested as of December 31, 2022 (1)
Fuad El-Hibri (2)	9,526	-	-
Daniel J. Abdun-Nabi	6,551	2,975	4,166
Grady Grant, III	6,551	2,975	4,166
Zsolt Harsanyi, Ph.D.	6,551	2,975	4,166
Barbara Lopez Kunz	6,551	2,975	4,166
John E. Niederhuber, M.D.	6,551	2,975	4,166

(1)
Each non-employee director, other than Mr. El-Hibri who retired as Chairman of the Board of the Company effective April 1, 2022, was awarded 3,571 RSUs on August 9, 2022, which vests in full on the first anniversary of the date of grant.
(2)
Upon Mr. El-Hibri’s passing away shortly after his retirement effective April 1, 2022, all unvested stock options were accelerated by the Compensation Committee and all vested shares pursuant to stock options (including accelerated options) remain exercisable for a period of two years following the date of Mr. El-Hibri’s passing away.

Under the Aptevo Directors Compensation Program, Aptevo’s non-employee directors receive the compensation set forth in the table below. We also reimburse Aptevo’s non-employee directors for reasonable out-of-pocket expenses incurred in connection with attending our board and committee meetings.

Element	Program
Annual Cash Retainer	$40,000
Board Chair	$50,000
Committee Chair Retainer	$20,000 Audit $15,000 Compensation $15,000 Nominating/Governance $20,000 Executive
Committee Member Retainer	$10,000 Audit $7,500 Compensation $7,500 Nominating/Governance $10,000 Executive
Annual Equity Grant	3,571 RSUs
Initial Equity Grant	3,571 RSUs

The Board of Directors appointed Dr. Niederhuber as the Company’s Chairman of the Board effective April 1, 2022 when Mr. El-Hibri retired as Chairman of the Board as of the same date. The Board of Directors did not appoint a new Vice Chairman when Dr. Niederhuber became Board Chair. Upon a review of competitive market data and based upon advice from Willis Towers Watson, the Compensation Committee’s independent consultant, the Board of Directors established a cash retainer of $50,000 for the Board Chair in 2022. In addition, the mix of equity of annual grants for the Board of Directors was shifted to 100% RSUs (from 50% options and 50% RSUs) since the role of equity for non-employee directors is primarily to ensure compensation that is shareholder aligned and should avoid focus on stock price volatility. Shifting to RSUs will maximize intrinsic value and may support attraction and retention of Board members. Also, the vesting of annual equity grants to non-employee directors was adjusted to 1-year cliff vesting on the first anniversary of the date of grant from 3-year ratable vesting, consistent with peer and broader market practice. 3-year vesting on initial equity grants remains unchanged. The Board also established an annual retainer for the Executive Committee Chair of $20,000 and an annual retainer of $10,000 for each non-employee Executive Committee Member in 2022.

Transactions With Related Persons

Related Person Transaction Policy

In 2016, we adopted a written Related Person Transaction Policy (“Policy”) that sets forth our policies and procedures for the review and approval or ratification of related person transactions. For purposes of our policy only, a “Related Person Transaction” is a transaction, arrangement or relationship in which we and any “related persons” are participants involving an amount that exceeds $120,000. A related person is an executive officer, director, or more than 5% stockholder of any class of our voting securities, including any of their immediate family members.

Any Related Person Transaction proposed to be entered into by the Company must be reported to the Company’s General Counsel and shall be reviewed and approved by the Audit Committee of the Board (the “Committee”) in accordance with the terms of this Policy. If the General Counsel determines that advance approval of a Related Person Transaction is not practicable under the circumstances, the Committee shall review and, in its discretion, may ratify the Related Person Transaction at the next meeting of the Committee, or at the next meeting following the date that the Related Person Transaction comes to the attention of the General Counsel. Any Related Person Transaction previously approved by the Committee or otherwise already existing that is ongoing in nature shall be reviewed by the Committee annually.

A Related Person Transaction reviewed under this Policy will be considered approved or ratified if it is authorized by the Committee in accordance with the standards set forth in this Policy after full disclosure of the Related Person’s interests in the transaction. As appropriate for the circumstances, the Committee shall review and consider: (a) the Related Person’s interest in the Related Person Transaction; (b) the approximate dollar value of the amount involved in the Related Person Transaction; (c) the approximate dollar value of the amount of the Related Person’s interest in the transaction without regard to the amount of any profit or loss; (d) whether the transaction was undertaken in the ordinary course of business of the Company; (e) whether the transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party; (f) the purpose of, and the potential benefits to the Company of, the transaction; and (g) any other information regarding the Related Person Transaction or the Related Person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Committee will review all relevant information available to it about the Related Person Transaction. The Committee may approve or ratify the Related Person Transaction only if the Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the best interests of the Company. The Committee may, in its sole discretion, impose such conditions as it deems appropriate on the Company or the Related Person in connection with approval of the Related Person Transaction.

There were no Related Person Transactions during fiscal 2022 or 2021.

Indemnity Agreements

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Aptevo stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Aptevo. Direct your written request to Aptevo Therapeutics Inc., Attn: SoYoung Kwon, Corporate Secretary, 2401 4th Avenue, Suite 1050, Seattle, Washington 98121 or contact SoYoung Kwon at (206) 496-3966. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy card to vote on such matters in accordance with their best judgment.

Forward-Looking Statements

This Proxy Statement contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this Proxy Statement, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

Websites

The information contained on the websites referenced in this Proxy Statement are not incorporated by reference into this Proxy Statement. Further, references to website URLs are intended to be inactive textual references only.

LOGO APTEVO THERAPEUTICS INC.C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS 2401 FOURTH AVE., SUITE 1050 SEATTLE, WA98121 Graphic SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNET Before The Meeting – Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 6, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting – Go. To www.virtualshareholdermeeting.com/APVO2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE – 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 pm. Eastern Time on June 6,2022. Have proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way Edgewood, NY 11717.TO VOTE, MARK BLOCK BELOW IN BLUE OR BLACK INK AS FOLLOWS: D84015-P68629 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED DETACH AND RETURN THIS PORTION ONLY APTEVO THERAPEUTICS INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Marvin L. White 2) John E. Niederhuber, M.D. For Withhold For ALL ALL ALL Except To withhold authority to vote for any individual nominee(s), mark “For ALL Except” and write the number(s) of the nominee(s) on the line below The Board of Directors recommends you vote FOR the following proposal: For Against Abstain The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year 2 Year 3 Year abstain 2. Ratification of the appointment of Moss Adams LLP as the independent registered public accounting firm. The Board of Directors recommends you vote FOR the following proposal” 3. To approve the Aptevo Therapeutics Inc. 2018 Stock Incentive Plan (as Amended and Restated). NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 4. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature(Joint Owners) Date

Important Notice Regarding the Availability of proxy Materials for the Annual Meeting The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote. com.D84016-P68629 APTEVO THERAPEUTICS INC. THIS PROXY IS SOLICITED ON BEHALD FO THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 7, 2022 The stockholder(s) hereby appoints(s) Jeffrey G. Lamothe and SoYoung Kwon, or either of them, as proxies, each wit the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Aptevo Therapeutics Inc. that tha stockholder(s) is/are entitled to vote at the virtual Annual Meeting o Stockholders to e held at 10:00 a.m., Pacific Time on Tuesday, June 7, 2022, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STHOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, “FOR” PROPOSALS 2, 3, AND 4, “1 YEAR” ON PROPOSAL 5. PLEASE MARK , SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE